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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                    Percentage
Subsidiary                             State of Incorporation       of Ownership
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Caprius Systems, Inc. (formerly AMS)   Delaware                         100
Middlesex MRI Center, Inc.             Massachusetts                    100
MDI Rehab, Inc.                        Massachusetts                    100
Caprius Imaging Corp.                  Massachusetts                    100